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                                                                   EXHIBIT 10.37

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement"), made and entered into as of , 199__, by and among Capstar Broadcasting Corporation, a Delaware corporation (hereinafter, together with its successors, "Capstar"), Capstar Radio Broadcasting Partners, Inc., a Delaware corporation and indirect subsidiary of Capstar (hereinafter, together with its successors, referred to as the "Company"), and James M. Strawn (hereinafter referred to as the "Executive").

     WHEREAS, pursuant to the Stock Purchase Agreement, dated as of June 12, 1997, as amended (the "Purchase Agreement"), between Capstar Acquisition Company, Inc., Capstar Broadcasting Partners, Inc., Patterson Broadcasting, Inc., a Delaware corporation ("Patterson"), and the selling stockholders named therein (the "Selling Stockholders"), concurrently with the execution hereof, the Company is acquiring all of the issued and outstanding capital stock and common stock equivalents of Patterson from the Selling Stockholders (the "Acquisition"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Purchase Agreement; and

     WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company to employ the Executive on the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.   Definitions.

          (a) "Accrued Obligations" means the sum of (i) the Executive's Annual Base Salary (as hereinafter defined) earned or accrued through the Date of Termination (as hereinafter defined) to the extent not theretofore paid,
(ii) reimbursement for any and all monies advanced by Executive in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive through the Date of Termination, and (iii) any unpaid accrued vacation pay determined as of the Date of Termination.

           (b) "Board Determination" means a determination by the Board (which is evidenced by one or more written resolutions to such effect) (i) to terminate the Executive's employment during the Employment Period based upon the Board's dissatisfaction with the manner in which the Executive has performed his obligations and duties under Section 3 and (ii) that Cause does not exist as a basis for such termination.



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          (c) "Without Cause" means a termination by the Company of the
Executive's employment during the Employment Period pursuant to a Board Determination or for any other reason other than a termination based upon Cause, death or Disability.

          (d) "Cause" means (i) a breach by the Executive of the Executive's obligations under Section 3 (other than as a result of physical or mental incapacity) which constitutes a continued material nonperformance by the Executive of his obligations and duties thereunder, as determined by the Board, and which is not cured within 30 days after receipt of written notice from the Company specifying such breach, (ii) commission by the Executive of an act of fraud upon the Company, as reasonably determined by a majority of the Board after a hearing by the Board following ten days' notice to the Executive of such hearing, (iii) willful misconduct involving an attempt to obtain personal gain, profit or enrichment at the expense of the Company or from any transaction in which the Executive has an interest which is adverse to the interest of the Company, unless the Executive shall have obtained the prior written consent of the Board, (iv) the use by the Executive of any illegal drugs, (v) a material breach by the Executive of Section 7 or Section 9, (vi) the conviction of the Executive of any felony (or a plea of nolo contendere thereto), or (vii) the failure of the Executive to carry out, or comply with, in any material respect any directive of the Board consistent with the terms of this Agreement, which is not cured within 30 days after receipt of written notice from the Company specifying such failure. The Company may suspend the Executive's title and authority pending the hearing provided for in clause (ii) above, and such suspension shall not constitute "Good Reason," as defined below.

          (e) "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause or without Cause (including because of Disability), or by the Executive for Good Reason or without Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, and (ii) if the Executive's employment is terminated by reason of death, the date of death of the Executive.

          (f) "Disability" means the Executive's inability to perform his duties and obligations hereunder for a period of 180 consecutive days due to mental or physical incapacity as determined by a physician selected by the Company or its insurers and reasonably acceptable to the Executive.

          (g) "Good Reason" means (i) without the Executive's written consent, any reduction, approved by the Board, in the amount of the Executive's annual salary, (ii) any significant reduction, approved by the Board without the Executive's written consent, in the aggregate value of the Executive's benefits under Section 4 hereof (other than annual salary) as in effect from time to time (unless such reduction is pursuant to a general change in benefits applicable to all similarly situated employees of the Company), (iii) any material breach by the Company of this Agreement (other than a breach caused solely by the Executive), or (iv) any significant reduction, approved by the Board without the Executive's written consent, in the Executive's title, duties or responsibilities. Notwithstanding the above, the occurrence of any of the events described above will not constitute Good Reason unless the Executive gives the Company written notice that such event constitutes Good Reason, and the Company thereafter fails to cure the event within 30 days after receipt of such notice.


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          (h) "Person" means any "person," within the meaning of Sections 13(d)
and 14(d) of the Securities Exchange Act of 1934 or the rules or regulations promulgated thereunder, including a "group" as therein defined.

          (i) "Subsidiary" means, with respect to any Person, any other Person of which such first Person owns or has the power to vote, directly or indirectly, securities representing a majority of the votes ordinarily entitled to be cast for the election of directors or other governing Persons.

     2. Term of Employment. Subject to the terms and provisions of this Agreement, the Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, in accordance with the terms and provisions of this Agreement, for the period commencing on , 199__ (the "Effective Date") and ending on the fifth anniversary of the Effective Date (the "Employment Period").

     3.   Position and Duties.

          (a) During the term of the Executive's employment, the Executive shall serve as a Managing Director and member of the Executive Council of the Company and, in so doing, shall report to the President and/or Chief Executive Officer of the Company and the Board (or such other person as the Board may designate). Subject to and in accordance with the authority and direction of the President and/or Chief Executive Officer of the Company and the Board (or such other person as the Board may designate), the Executive shall have supervision and control over, and responsibility for, such management and operational functions of the Company currently assigned to such position, and shall have such other powers and duties (including holding officer positions with one or more subsidiaries of the Company) as may from time to time be prescribed by the Board, so long as such powers and duties are reasonable and customary for a Managing Director and Executive Council member of an enterprise comparable to the Company.

          (b) During the term of the Executive's employment, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote full business time to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully, effectively and efficiently such responsibilities. During the term of Executive's employment it shall not be a violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures or fulfill speaking engagements and (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

          (c) The Executive will be based at the Company's offices in Atlanta, Georgia (the "Primary Office") except for travel reasonably required for Company business. Notwithstanding the foregoing, the Executive may perform his services under this Agreement from any appropriate location; provided that the absence of the Executive from the Primary Office does not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.


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     4.   Compensation. During the Employment Period, the Executive shall be compensated as follows:

          (a) During the term of the Executive's employment, the Executive shall receive an annual base salary ("Annual Base Salary"), which shall be paid in accordance with the customary payroll practices of the Company, in an amount equal to $200,000. The Board in its discretion may at any time increase the amount of the Annual Base Salary to such greater amount as it may determine appropriate. However, the Company agrees that, at a minimum, the Annual Base Salary will be increased annually by an amount equal to the percentage increase, if any, in the Consumer Price Index (as published by the United
States Department of Labor with respect to the Atlanta, Georgia metropolitan area) during the preceding calendar year. The term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as such may be so increased.

          (b) In addition to Annual Base Salary, the Executive shall be awarded during the term of the Executive's employment an annual performance bonus in such amount, if any, (which amount shall in no event exceed the amount of the Annual Base Salary) as shall be determined appropriate by the Board pursuant to the applicable annual performance bonus plan as adopted by the Board based upon the recommendation of the Executive and the President and/or Chief Executive Officer of the Company.

          (c) During the term of the Executive's employment, the Executive shall be eligible to participate in the Capstar Broadcasting Corporation 1997 Stock Option Plan.

          (d) During the term of the Executive's employment, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other executives of the Company ("Investment Plans").

          (e) During the term of the Executive's employment, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs ("Welfare Plans") provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other executives of the Company. The Executive's coverage under such Welfare Plans shall begin on the date of the Executive's employment with the Company and shall not be subject to exclusions from or reductions in coverage by reason of any preexisting condition or similar matter, except to the extent of any exclusion from or reduction in the Executive's coverage under any welfare benefit plan, practices, policies and programs of Patterson prior to the Executive's employment by the Company as a result of any such preexisting condition or similar matter.

          (f) During the term of the Executive's employment, the Executive shall be entitled to receive (in addition to the benefits described above) such perquisites and fringe benefits appertaining to his position in accordance with any practice established by the Board.


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          (g) During the term of the Executive's employment, the Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Executive in accordance with the policies, practices and procedures of the Company.

          (h) During the term of the Executive's employment, the Executive shall be entitled to paid vacation and paid holidays in accordance with the plans, policies, programs and practices of the Company for its executive officers.

          (i) During the term of the Executive's employment, the Executive shall receive (A) an automobile allowance of $625 per month, (B) payment or reimbursement of monthly dues at a country club designated by the Executive, and (C) payment or reimbursement of monthly dues at a business luncheon club designated by the Executive.

     5.   Termination.

          (a) Any termination by the Company for Cause or without Cause, or by the Executive for Good Reason or without Good Reason, shall be communicated by means of notice (the "Notice of Termination") to the other party hereto which specifies the effective date of the termination (which date shall not be more than 15 days after the giving of such notice). The failure by the Executive or the Company to set forth in a notice of termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstances in enforcing the Executive's or the Company's rights hereunder.

          (b) If the Executive's employment is terminated by the Company other than for either Cause or Disability or the Executive shall terminate his employment for Good Reason, and the termination of the Executive's employment in any case is not due to his death or retirement, as his exclusive right and remedy in respect of such termination:

              (i) the Company shall pay to the Executive (A) within ten days after the Date of Termination, a lump sum cash payment equal to the Accrued Obligations other than any severance payments or benefits under any Company severance policy generally applicable to the Company's salaried employees, (B) any amount arising from Executive's participation in, or benefits under, any Investment Plans ("Accrued Investments"), which amounts shall be payable in accordance with the terms and conditions of such Investment Plans, and (C) in regular installments in accordance with the customary payroll practices of the Company, the Executive's then current Annual Base Salary for the two-year period commencing from the Date of Termination (the "Severance Period").

              (ii) The Executive shall continue to be covered at the expense of the Company by the same or equivalent medical, dental, and life insurance coverages as in effect for the Executive immediately prior to the Date of Termination, until the earlier of (A) the expiration of the Severance Period or
(B) the date the Executive has commenced new employment and has thereby become eligible for comparable medical benefits.



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              (iii) Notwithstanding the terms or conditions of any stock option, stock appreciation right or similar agreements between the Company and the Executive, the Executive shall vest, as of the Date of Termination, in all rights under such agreements (i.e., stock options that would otherwise vest after the Date of Termination) and thereafter shall be permitted to exercise any and all such rights until the earlier to occur of (x) the expiration of such stock option, stock appreciation right or similar agreement pursuant to its terms or (y) 5:00 p.m., Dallas, Texas time, on the 90th day after the Date of Termination; provided, however, the provisions of this clause (iii) of this
Section 5(b) shall not apply to a termination of the Executive's employment during the Employment Period that is made by the Company pursuant to a Board Determination.

          (c) If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, the Company shall pay to his legal representatives (i) within ten days after the Date of Termination, a lump sum cash payment equal to the Accrued Obligations, and (ii) the Accrued Investments, which amounts shall be payable in accordance with the terms and conditions of such Investment Plans. In addition, except as otherwise provided in Section 5(g), the members of the Executive's family shall be entitled to continue their participation in the Company's Welfare Plans at the expense of the Company and otherwise on the same terms as prior to the Executive's termination for a period of 12 months after the Date of Termination. Further, notwithstanding the terms or conditions of any stock option, stock appreciation right or similar agreements between the Company and the Executive, the Executive shall vest, as of the Date of Termination, in all rights under such agreements (i.e., stock options that would otherwise vest after the Date of Termination) and thereafter his legal representatives shall be permitted to exercise any and all such rights until the earlier to occur of (x) the expiration of such stock option, stock appreciation right or similar agreement pursuant to its terms or (y) the first anniversary of the Date of Termination.

          (d) If the Executive's employment is terminated by reason of the Executive's Disability (or retirement pursuant to the Company's Board-approved retirement plan, "Retirement") during the Employment Period, the Company shall pay to the Executive (i) within ten days after the Date of Termination, a lump sum cash payment equal to the Accrued Obligations, (ii) the Accrued Investments, which amounts shall be payable in accordance with the terms and conditions of such Investment Plans, and (iii) in regular installments in accordance with the customary payroll practices of the Company, the Executive's then current Annual Base Salary for the six-month period commencing from the Date of Termination. In addition, except as otherwise provided in Section 5(g), the Executive (and members of his family) shall be entitled to continue their participation in the Company's Welfare Plans at the expense of the Company and otherwise on the same terms as prior to the Executive's termination for a period of 12 months after the Date of Termination. Further, notwithstanding the terms or conditions of any stock option, stock appreciation right or similar agreements between the Company and the Executive, the Executive shall vest, as of the Date of Termination, in all rights under such agreements (i.e., stock options that would otherwise vest after the Date of Termination) and thereafter shall be permitted to exercise any and all such rights until the earlier to occur of (x) the expiration of such stock option, stock appreciation right or similar agreement pursuant to its terms or (y) the first anniversary of the Date of Termination.



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          (e) If the Executive's employment is terminated by the Company for
Cause or by the Executive without Good Reason (other than because of death, Disability or Retirement) during the Employment Period, the Company shall pay to the Executive (i) within ten days after the Date of Termination, a lump sum cash payment equal to the Accrued Obligations and (ii) the Accrued Investments, which amounts shall be payable in accordance with the terms and conditions of such Investment Plan.

          (f) Upon the termination of the Executive's employment, the Company shall have no further obligations to the Executive or his legal representatives under this Agreement except to the extent provided for in this Section 5, and the Executive shall have no further obligations to the Company under this Agreement except to the extent provided for in Sections 7, 8 and 9.

          (g) If pursuant to the terms and provisions of the Company's Welfare Plans the Executive (or members of his family) are not eligible to participate in the Company's Welfare Plans because the Executive is no longer an employee of the Company, then the Company may fulfill its obligations under clause (iii) of Section 5(b), Section 5(c), as applicable, by either providing to the Executive (or his legal representatives), or reimbursing the Executive (or his legal representatives) for the costs of, benefits substantially similar to the benefits provided by the Company to its senior management under its Welfare Plans as such may from time to time exist after the Date of Termination. Nothing in this Section 5(g) shall limit the Executive's and his family's rights and benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985.

     6. Full Settlement, Mitigation. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced (except as provided in Section 5(b)(ii)) whether or not the Executive obtains other employment. Neither the Executive nor the Company shall be liable to the other party for any damages in addition to the amounts payable under Section 5 arising out of the termination of the Executive's employment prior to the end of the Employment Period; provided, however, that the Company shall be entitled to seek damages for any breach of Sections 7, 8 or 9 or criminal misconduct.

     7.   Confidential Information.

          (a) The Executive acknowledges that the Company and its affiliates have trade, business and financial secrets and other confidential and proprietary information (collectively, the "Confidential Information"). Confidential Information shall not include (i) information that is generally known (other than as a result of a disclosure by the Executive) to other persons or entities who can obtain economic value from its disclosure or use,
(ii) information which was obtained by the Executive on a non-confidential basis prior to or during his employment from a source other than the Company and its affiliates provided that such source is not bound by a confidentiality agreement with the Company or its affiliates, and (iii) information required to be disclosed by the Executive pursuant to a subpoena or court order, or pursuant to a requirement of a governmental agency or law of the United States of America or a state thereof or any governmental or political subdivision thereof; provided, however, that the Executive shall take all reasonable steps to prohibit disclosure pursuant to subsection (iii) above.


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          (b) During and following the Executive's employment by the Company, the Executive shall hold in confidence and, other than in connection with the performance by the Executive of his duties as an executive of the Company, shall not use or copy or make lists of any confidential information or proprietary data of the Company or its subsidiaries, or directly or indirectly disclose such information or data other than to an employee of the Company or its subsidiaries or a Person to whom disclosure is reasonably necessary or appropriate, except to the extent authorized in writing by the Board or required by any court or administrative agency.

          (c) The Executive further agrees not to use any Confidential Information for the benefit of any person or entity other than the Company.

     8. Surrender of Materials Upon Termination. All records, files, documents and materials, or copies thereof, relating to the Company's, its affiliates' or their subsidiaries' respective businesses which the Executive shall prepare, or use, or come into contact with, shall be and remain the sole property of the Company, its affiliates or their subsidiaries, as the case may be, and shall be promptly returned by the Executive to the Company upon termination of the Executive's employment with the Company.

     9.   Non-Competition.

          (a) The term of Non-Competition (herein so called) shall be for a term beginning on the date hereof and continuing until the later of (i) the expiration of the Employment Period or (ii) if applicable, the first anniversary of the Date of Termination.

          (b) During the term of Non-Competition, the Executive will not (other than for the benefit of the Company pursuant to this Agreement) directly or indirectly, individually or as an officer, director, employee, shareholder, equity owner, consultant, contractor, partner, joint venturer, agent, equity owner or in any capacity whatsoever, (i) engage in the operation of any AM or FM radio station within 50 miles of any transmission site on which the Company, its affiliates or any of their direct or indirect subsidiaries operates a radio station (a "Competing Business"), (ii) hire, attempt to hire, contact or solicit with respect to hiring any employee of the Company, its affiliates or any of their direct or indirect subsidiaries, or (iii) divert or take away any customers or suppliers of the Company, its affiliates or any of their direct or indirect subsidiaries. Notwithstanding the foregoing, the Company agrees that the Executive may own less than five percent of the outstanding voting securities of any publicly traded company that is a Competing Business so long as the Executive does not otherwise participate in such competing business in any way prohibited by the preceding clause.

          (c) During the term of Non-Competition, the Executive will not use the Executive's access to, knowledge of, or application of Confidential Information to perform any duty for any Competing Business; it being understood and agreed to that this Section 9(c) shall be in addition to and not be construed as a limitation upon the covenants in Section 9(b) hereof.

          (d) The Executive acknowledges that the geographic boundaries, scope of prohibited activities, and time duration of the preceding paragraphs are reasonable in nature and are no broader than are necessary to maintain the confidentiality and the goodwill of the Company's, its


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affiliates' and their subsidiaries' proprietary information, plans and services and to protect the other legitimate business interests of the Company, its affiliates and their subsidiaries.

          (e) If any court determines that any portion of this Section 9 is invalid or unenforceable, the remainder of this Section 9 shall not thereby be affected and shall be given full effect without regard to the invalid provisions. If any court construes any of the provisions of this Section 9, or any part thereof, to be unreasonable because of the duration or scope of such provision, such court shall have the power to reduce the duration or scope of such provision and to enforce such provision as so reduced.

     10. Acceleration. If the Company fails to make a payment to the Executive under Section 5(b)(i) or 5(d) when due, and such payment default continues for a period of 30 days after written notice to the Company from the Executive or his legal representatives, at the option of the Executive or his legal representatives, the entire balance of the amount due the Executive under
Section 5(b)(i) or 5(d) shall become immediately due and payable.

     11. Successors. The Company may assign its rights under this Agreement to any successor to all or substantially all the assets of the Company, by merger or otherwise, and may assign or encumber this Agreement and its rights hereunder as security for indebtedness of the Company and its respective subsidiaries; provided that the Company will require any successor to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. The rights of Executive under this Agreement may not be assigned or encumbered by the Executive, voluntarily or involuntarily, during his lifetime, and any such purported assignment shall be void. However, all rights of the Executive under this Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, estates, executors, administrators, heirs and beneficiaries. All amounts payable to the Executive hereunder shall be paid, in the event of the Executive's death, to the Executive's estate, heirs and representatives.

     12. Enforcement. The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part thereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby.

     13. Amendment. This Agreement may not be amended or modified at any time except by a written instrument approved by the Board and executed by the Company and the Executive.

     14. Withholding. The Company shall be entitled to withhold from amounts to be paid to the Executive hereunder any federal, state, local, or foreign withholding or other taxes or charges which it is from time to time required to withhold. The Company shall be entitled to rely on an opinion of counsel if any question as to the amount or requirement of any such withholding shall arise.

     15. Effect of Agreement on Other Benefits. The existence of this Agreement shall not prohibit or restrict the Executive's entitlement to full participation in the executive compensation,



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employee benefit and other plans or programs in which executives of the
Company are eligible to participate.

     16. Governing Law. This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law of Delaware or any other jurisdiction. Any dispute arising out of this Agreement (other than any disputes relating to Sections 7 and 9 hereof) shall be determined by arbitration in New York, New York under the rules of the American Arbitration Association then in effect and judgment upon any award pursuant to such arbitration, which award shall include all fees and expenses (including attorneys' fees and expenses) reasonably incurred by the parties in connection with such arbitration, may be enforced in any court having jurisdiction thereof. Disputes relating to Sections 7 and 9 shall be determined by any court of competent jurisdiction separately and independently of any arbitration proceeding (whether pending or concluded) with respect to any other provision of this Agreement. No judicial proceeding relating to Sections 7 and 9 shall be stayed or delayed by reason of any arbitration proceeding.

     17.  Miscellaneous.

          (a) The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. Whenever the terms "hereof", "hereby", "herein", or words of similar import are used in this Agreement they shall be construed as referring to this Agreement in its entirety rather than to a particular section or provision, unless the context specifically indicates to the contrary. Any reference to a particular "Section" or "paragraph" shall be construed as referring to the indicated section or paragraph of this Agreement unless the context indicates to the contrary. The use of the term "including" herein shall be construed as meaning "including without limitation." This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:      James M. Strawn
                                    7620 Blandford Place
                                    Dunwoody, Georgia  30350
                                    Telephone:  (770) 393-9964

                                    with a copy to:

                                    Haythe & Curley
                                    237 Park Avenue
                                    New York, New York 10017
                                    Attention: Joseph J. Romagnoli
                                    Facsimile: (212) 682-0200


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           If to the Company        Capstar Broadcasting Corporation
           or Capstar:              600 Congress Avenue
                                    Suite 1400
                                    Austin, Texas  78701
                                    Attention: William S. Banowsky, Jr.
                                    Facsimile: (512) 404-6850

                                    with a copy to:

                                    Vinson & Elkins L.L.P.
                                    3700 Trammell Crow Center
                                    2001 Ross Avenue
                                    Dallas, Texas 75201-2975
                                    Attention:  Michael D. Wortley
                                    Facsimile: (214) 220-7716

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

     18. Injunctive Relief. The parties hereto acknowledge and agree that the Company would be irreparably injured if the provisions of Section 7 and Section 9 of this Agreement are not specifically enforced. Therefore, notwithstanding and in addition to any rights and remedies available hereunder, or under applicable law, the Company shall have the right to injunctive or such other equitable relief as may be necessary specifically to enforce the Executive's performance under such provisions. The Executive agrees to waive the defense in suit that the Company has an adequate remedy at law. Notwithstanding anything contained in this Section 17, the Company shall be entitled to pursue all available remedies to recover any damages to which the Company may be entitled.

     19. No Waiver. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at any time.

     20. Termination of Previous Agreements. This Agreement supersedes and replaces all of the Executive's rights and benefits under all existing employment contracts or agreements, whether written or oral, between the Executive and Patterson Broadcasting, Inc. ("Patterson"), including the Employment Agreement dated May 3, 1995, between the Executive and Patterson (the "Previous Agreements"). From and after the date of this Agreement, the Previous Agreements shall cease and terminate, and thereafter none of Patterson, the Executive or the Company shall have any further liability or obligation to the other with respect to such Previous Agreements, except for salary to the date of this Agreement, incentive bonuses for periods to the date of this Agreement, reimbursement of expenses incurred to the date of this Agreement and any other unpaid or unsatisfied liabilities or obligations accruing to, or which may arise out of acts which occurred prior to, the date of termination of the Previous Agreements.

     21. Complete Agreement. The provisions of this Agreement constitute the complete understanding and agreement between the parties with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.


                                      EXECUTIVE



                                      --------------------------------------
                                      James M. Strawn


                                      CAPSTAR RADIO BROADCASTING PARTNERS,
                                      INC.



                                      --------------------------------------
                                      By:
                                          ----------------------------------
                                      Title:
                                             -------------------------------


                                      Capstar Broadcasting Corporation hereby
                                      joins in the execution and delivery of
                                      this Agreement solely for the purposes of
                                      Section 4(c), clause (iii) of Section 5(b) and Sections 5(c) and 5(d).


                                      CAPSTAR BROADCASTING CORPORATION




                                      --------------------------------------
                                      By:
                                          ----------------------------------
                                      Title:
                                             -------------------------------


                                      S-1